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                                                                  Exhibit 10.1


                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), executed as of June 29, 2001, is made and entered into between BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A. ("Lender"), and WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana Corporation ("Borrower").

                                    RECITALS

         A. Lender and Borrower entered into that certain Loan and Security Agreement, dated January 7, 2000 and amended on June 30, 2000 (the "Loan Agreement").

         B. Lender and Borrower desire to further amend the Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

         Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

                                   ARTICLE II
                        Amendments to the Loan Agreement

         Section 2.01 Amendment to Definitions. From and after the date hereof;
Section 1.01 of the Loan Agreement is amended by (i) the addition of the definition of "Panelview" set forth below, and (ii) the replacement of the definition of "Permitted Investments" with the definition set forth below.

         "Panelview" means Panelview, Incorporated, an Oregon Corporation.

         "Permitted Investments" means Investments of Borrower in: (a) negotiable certificates of deposit issued by Lender, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) EDI, which shall not exceed at any time outstanding the amount of availability resulting from Collateral of EDI as shown on the most recent Borrowing Base Report, and (d) Panelview, which shall not exceed $3,000,000 outstanding at any time. The amount of the Investments that are outstanding to each of EDI and Panelview shall be the remainder of (A) the sum of all disbursements to, and other Investments by Borrower in, EDI or Panelview, as appropriate, minus (B) all receipts by Borrower of accounts of EDI or Panelview, as appropriate.

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         Section 2.02 Amendment to Article V. From and after the date hereof,
Section 5.1(c) of the Loan Agreement is deleted in its entirety and replaced with a new Section 5.1(c) which shall read as follows:

                           "(c) Subsidiaries; Ownership. Each of EDI and
                  Panelview is a subsidiary of Borrower. Borrower has no subsidiaries other than EDI and Panelview. Neither EDI nor Panelview has any subsidiaries. The outstanding stock of Borrower has been duly and validly issued and is fully paid and nonassessable and the number and owners of such shares of capital stock are set forth on SCHEDULE 5.1(C)."

         Section 2.03 Amendment to Article VI. From and after the date hereof, Sections 6.2 and 6.3 and Sections 6.5 through 6.11 of the Loan Agreement are deleted in their entirety and replaced with new Sections 6.2 and 6.3 and Sections 6.5 through 6.11 which shall read as follows:

                 "Section 6.2 Collection of Accounts.

                           (a) Borrower shall, and shall cause EDI to, cause all
                  moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, or of any other Collateral, to be forwarded to a Lockbox for deposit in (i) the Collection Account, if such Lockbox is maintained pursuant to a Lockbox agreement with Lender, and (ii) a Blocked Account, if such Lockbox is maintained with a Collecting Bank pursuant to a Blocked Account Agreement, in accordance with the procedures set out in the corresponding Blocked Account Agreement. In particular, Borrower shall, and shall cause EDI to, (i) advise each Account Debtor to address to a Lockbox specified by Lender all remittances with respect to amounts payable on all accounts, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to Lender indicating that payment is to be made to Borrower or EDI, as appropriate, via such specified Lockbox.

                           (b) Borrower shall cause Panelview to cause all
                  moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, and of all other Collateral provided by Panelview, to be deposited in, or forwarded to, the Collection Account not less often than weekly. Upon request of Lender, Borrower shall cause Panelview to cause all such proceeds to be deposited in a Blocked Account for forwarding to the Collection Account.

                           (c) Borrower and Lender shall (and Borrower shall
                  cause EDI to) cause all balances in each Blocked Account to be transmitted daily to the Collection Account by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Blocked Account Agreement. Deposits in the Collection Account that represent proceeds of accounts of Borrower or of EDI shall be credited, subject to final payment, to the payment of the Obligations TWO DAYS after the date of actual receipt and deposit into the Collection Account by Lender. Deposits in the Collection Account that represent proceeds of accounts of

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                  Panelview shall be credited, subject to final payment, to the payment of the Obligations on the date of actual receipt and deposit into the Collection Account by Lender. The delay in applying funds held in the Collection Account to the Obligations shall in all respects be limited so that interest on the Obligations is at all times less than interest calculated at the Maximum Rate.

                           (d) Borrower shall, and shall cause EDI and Panelview
                  to, hold any payments which are received by Borrower, EDI or Panelview (including any payment evidenced by a promissory note or other instrument) in trust for Lender. Borrower shall, and shall cause EDI and Panelview to, cause all such payments to be (1) deposited in the Collection Account, or (ii) delivered to Lender, as promptly as possible in the exact form received, together with any necessary endorsements.

                  Section 6.3 Verification and Notification. Lender shall have the right at any time at Borrower's expense (a) to verify the validity, amount or any other matter relating to any accounts of Borrower, EDI or Panelview, and (b) to notify Account Debtors of Borrower, EDI and Panelview to make payment of all amounts directly to Lender and enforce collection of any such accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner as Borrower, EDI and Panelview.

                  Section 6.5 Invoices. Upon request, Borrower shall, and shall cause EDI and Panelview to, deliver to Lender, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to accounts and such other documents and information relating to the accounts as Lender shall specify.

                  Section 6.6 Ownership; Defense of Title.

                           (a) Borrower shall, and shall cause EDI and Panelview
                  to, defend its title in and to the Collateral and shall defend the security interest of Lender in the Collateral against the claims and demands of all Persons.

                           (b) Borrower shall, and shall cause EDI and Panelview
                  to, (i) protect and preserve all properties material to its business, including Intellectual Property, and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business.

                  Section 6.7 Location of Offices and Collateral. Neither Borrower nor EDI or Panelview shall change the location of its place of business (or, if it has more than one place of business, its chief executive office) or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving Lender at least thirty (30) days' prior written notice thereof. All inventory

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         of Borrower, other than inventory in transit to any such location, and all equipment, other than motor vehicles, shall at all times be kept by Borrower at one of the locations set forth in SCHEDULES 5.1(O) and (P). All inventory of EDI, other than inventory in transit to any such location, and all equipment, other than motor vehicles, shall at all times be kept by EDI at one of the locations set forth in the Schedule to the Security Agreement executed by EDI. All inventory of Panelview, other than inventory in transit to any such location, and all equipment, other than motor vehicles, shall at all times be kept by Panelview at one of the locations set forth in the Schedule to the Security Agreement executed by Panelview,

                  Section 6.8 Records Relating to Collateral.

                           (a) Borrower shall, and shall cause EDI and Panelview
                  to, at all times keep and maintain (i) complete and accurate records of inventory on a basis consistent with past practices of Borrower, EDI or Panelview, as appropriate, itemizing and describing the kind, type and quantity of inventory of Borrower, EDI and Panelview, the cost therefor and a current price list for such inventory, (ii) complete and accurate records of all other Collateral, (iii) a list of all customers of each of Borrower, EDI and Panelview, with names, addresses and phone numbers, (iv) a list of all distributors for each product line included in each of Borrower's, EDI's or Panelview's inventory, (v) a current customer open order report against current inventory, and (vi) a current list of all salesmen and employees of each of Borrower, EDI and Panelview. Data bases containing the foregoing shall at all times be accessible and available to Lender.

                           (b) Borrower shall, and shall cause EDI and Panelview
                  to, conduct a physical count of all inventory, wherever located, at least annually and make adjustments to its books and records to reflect the findings of such count and such adjustments shall be immediately reported to Lender.

                  Section 6.9 Inspection. Lender (by any of its officers, employees or agents) shall have the right at any time or times to (a) visit the properties of each of Borrower, EDI and Panelview, inspect the Collateral and the other assets of each of Borrower, EDI and Panelview and inspect and make extracts from the books and records of each of Borrower, EDI and Panelview, all during customary business hours, (b) discuss each of Borrower's, EDI's and Panelview's business, financial condition, results of operations and business prospects with their respective, (i) principal officers, (ii) independent accountants and other professionals providing services to Borrower, EDI or Panelview, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral, and (d) access and copy the records, lists, reports and data bases referred to in SECTION 6.8. Borrower shall, and shall cause EDI and Panelview to, deliver to the Lender upon request any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined

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         above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of Borrower, EDI or Panelview,

                  Section 6.10 Maintenance. Borrower shall, and shall cause EDI and Panelview to, maintain all equipment of each of Borrower, EDI and Panelview in good and working order and condition, reasonable wear and tear accepted.

                  Section 6.11 Power of Attorney. Borrower, EDI and Panelview each hereby appoints Lender as its attorney-in-fact, with power (a) to endorse the name of Borrower, EDI or Panelview, as appropriate, on any cheeks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession, and (b) to sign the name of Borrower, EDI or Panelview, as appropriate, on any invoice or bill of lading relating to any accounts, inventory or other Collateral."

                                  ARTICLE III
                              Conditions Precedent

         Section 3.01 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

                  (a) The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) Borrower, EDI and Panelview shall have executed and delivered to Lender this Amendment.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel in their sole discretion.

                                    ARTICLE IV
                 Ratifications, Representations, and Warranties

         Section 4.01 Ratification by Borrower. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 4.02 Renewal and Extension of Security Interests and Liens. Borrower hereby renews and affirms the liens and security interests created and granted in Loan Documents.

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Borrower agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

         Section 4.03 Representations and Warranties. Borrower represents and warrants to Lender as follows: (i) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and Will not violate the articles or bylaws of Borrower or any agreement to which Borrower is a party; (ii) the representations and warranties contained in the Loan Agreement as amended hereby and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Event of Default under the Loan Agreement has occurred and is continuing; and (iv) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

                                    ARTICLE V
                                  Miscellaneous

         Section 5.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Document, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

         Section 5.02 Reference to Loan Agreement. Each of the Loan Documents and the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         Section 5.03 Expenses of Lender. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender directly in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

         Section 5.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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         SECTION 5.05 APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE
BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.06 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         Section 5.07 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.08 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by either Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         Section 5.09 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.10 Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

         SECTION 5.11 ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first written above.

                                    LENDER:

                                    Bank One, NA

                                           /s/ Kathy Robertson
                                     By: _______________________________________
                                           Kathy Robertson, Vice President

                                    BORROWER:

                                    White Electronic Designs Corporation

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                                         /s/ Hamid R. Shokrgozar
                                    By: ________________________________________
                                         Hamid R. Shokrgozar, President and CEO

                            Confirmation by Guarantor

         The undersigned hereby (i) consents, acknowledges, and agrees to the execution, delivery, and performance by Borrower of this Amendment, (ii) acknowledges and agrees that this Amendment does not affect, diminish, waive, or release his obligations under the Unlimited Guaranty executed by it and dated January 7, 2000, (iii) ratifies and confirms its obligations pursuant to such Unlimited Guaranty, and (iv) covenants, acknowledges, and agrees that it guaranties the repayment of the Guaranteed Indebtedness, as provided in such Unlimited Guaranty.

                                    Electronic Designs, Inc.

                                        /s/ Hamid R. Shokrgozar
                                    By: ________________________________________
                                        Hamid R. Shokrgozar, President and CEO

         Panelview has reviewed the Loan Agreement and the amendments thereto, including this Amendment, and executes this Amendment to acknowledge its agreement to be bound by the terms of Article VI of the Loan Agreement, as amended.

                                    Panelview, Inc.

                                        /s/ Hamid R. Shokrgozar
                                    By: ________________________________________
                                        Hamid R. Shokrgozar, CEO

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